UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

The Pepsi Bottling Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-1145429
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Pepsi Way Somers, New York	10589
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series A Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ❑

Securities Act registration statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

On May 18, 2009, The Pepsi Bottling Group, Inc. simultaneously terminated its existing rights agreement and entered into a new Rights Agreement with  Mellon Investor Services LLC, as Rights Agent.  The terms of the new Rights Agreement are identical (except for new dates) to the terms of the prior rights agreement, as described in the Company’s 8-K filed on May 4, 2009, and incorporated by reference herein.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing

4.1	Rights Agreement, dated as of May 18, 2009, between The Pepsi Bottling Group, Inc. and Mellon Investor Services LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

THE PEPSI BOTTLING GROUP, INC.

Date: May 22, 2009	By:	/s/ David Yawman
Name: David Yawman
Title: Vice-President, Associate
General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description and Method of Filing

4.1	Rights Agreement, dated as of May 18, 2009, between The Pepsi Bottling Group, Inc. and Mellon Investor Services LLC, as Rights Agent.